UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2014

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Chief Financial Officer Employment Agreement:

On November 10, 2014, the board of directors (the “Board”) of IMH Financial Corporation (the “Company”) approved an Executive Employment Agreement with Steven T. Darak, the Company’s Chief Financial Officer (the “Darak Employment Agreement”) pursuant to which Mr. Darak has agreed to serve as the Company’s Chief Financial Officer until December 31, 2016 unless his employment in such position is sooner terminated as provided for thereunder.

Mr. Darak will receive an annual base salary of $350,000. Mr. Darak also may be entitled to receive additional incentive based compensation under the Company’s Annual Incentive Compensation Plan described below. The Darak Employment Agreement further provides for the grant of 250,000 shares of restricted Company common stock, effective as of January 1, 2015, pursuant to a Restricted Stock Award Agreement, a copy of which is attached as an exhibit to the Company’s Form 8-K which was previously filed on July 29, 2014. The restricted shares vest ratably over a three (3) year period beginning on January 1, 2015. Mr. Darak shall also be eligible for future equity grants as may be approved by the Board. In consideration of Mr. Darak’s release of any and all claims against the Company under his previous employment agreement, including, but not limited to, that he was constructively terminated without cause, the Company agreed to pay $150,000 to Mr. Darak.

If Mr. Darak is terminated by the Company without “Cause” or by Mr. Darak for “Good Reason”, as such terms are defined in the Darak Employment Agreement, Mr. Darak will be entitled to receive all compensation accrued as of the date of termination, a severance payment equal to one and one-half of his average annual compensation for the prior three years, and the continued receipt of welfare benefits for twelve (12) months.

The Darak Employment Agreement imposes various restrictive covenants on Mr. Darak, including restrictions with regards to the solicitation of Company clients, customers, vendors and employees, as well as restrictions on Mr. Darak’s ability to compete with the Company both during the term of the agreement and for twelve (12) months after the termination of Mr. Darak’s employment.

The above summary of the terms and conditions of the Darak Employment Agreement is qualified in its entirety by reference to the Darak Employment Agreement attached hereto as Exhibit 10.1.

Annual Incentive Compensation Plan:

On November 10, 2014, the Company’s Board approved the IMH Financial Corporation Annual Incentive Compensation Plan (the “Incentive Plan”). The initial plan year under the Incentive Plan is from August 1, 2014 to December 31, 2014, and each calendar year thereafter. Eligible participants in the Incentive Plan are: (1) the Company’s Chief Executive Officer; (2) the Company’s Chief Financial Officer; (3) the Company’s General Counsel; (4) the Company’s Head of Originations; and (5) any other employee designated by the Compensation Committee of the Company’s Board of Directors (the “Committee”).

Under the Incentive Plan, the Committee will approve a Modified Pre-Tax Earnings (“MPTE”) budget for each plan year, an Executive Bonus Pool (no less than 10% of budgeted MPTE) and each participant’s percentage interest in the Executive Bonus Pool. If the Company achieves MPTE of at least 60% but less than 100% of the budgeted MPTE, a sliding scale will be used to determine the amount of the Executive Bonus Pool for that plan year. If the Company’s actual MPTE exceeds the budgeted MPTE for that plan year, the Committee, in its discretion, may increase the Executive Bonus Pool.

For purposes of the Incentive Plan, MPTE means the Company’s pre-tax earnings, computed in accordance with Generally Accepted Accounting Principles (GAAP), adjusted by adding back depreciation, amortization and non-cash stock-based compensation charges, and such one-time or similar charges as determined by the Committee.

Unless otherwise determined by the Committee and except as provided for below, any participant who voluntarily terminates his or her employment on or before the day on which incentive compensation is paid for a particular plan year, will forfeit his or her right to receive such incentive compensation. If a participant’s employment is involuntarily terminated for any reason other than “Cause,” the participant will be entitled to receive a pro rata share of his or her incentive compensation payment for that plan year.

The Company has the right at any time, and for any reason, to adjust, amend, suspend or terminate the Incentive Plan.

The above summary of the terms and conditions of the Incentive Plan is qualified in its entirety by reference to the IMH Financial Corporation Annual Incentive Compensation Plan attached hereto as Exhibit 10.2.

Non-Employee Director Compensation Plan:

On November 10, 2014, the Company’s Board adopted, subject to shareholder approval at the Company’s annual meeting of shareholders in 2015, the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan (the “Director Plan”). Pursuant to the Director Plan, eligible directors are entitled to the compensation set forth below for their service as a member of the Board and its committees. Only those directors who meet the independence standards under the rules of the New York Stock Exchange and the Securities and Exchange Commission are eligible to participate. Unless sooner terminated by the Board, the Director Plan will terminate on August 6, 2024.

The compensation under the Director Plan generally consists of the following:

•
A one-time cash payment of $50,000 to each newly appointed or elected director payable in a lump sum on the second anniversary of the director’s election or appointment provided such director serves as a member of the Board on such anniversary date.

•	An annual cash retainer of $40,000.00 payable in advance in equal quarterly installments.

•	A cash payment of $2,500 for each attended meeting of the Board.

•
An annual grant of restricted common stock in an amount equal to $20,000 based on the fair market value of such shares as determined under the Director Plan. These annual awards will vest in full twelve months after the date of grant.

•
For each member of the Audit Committee, an annual cash fee of $12,500, except in the case of the Chairperson of the Audit Committee, who shall receive an annual cash fee of $25,000. Each member of the Audit Committee also will receive a cash payment of $1,500 for each attended committee meeting.

•
For each member of the Compensation Committee, an annual cash fee of $5,000, except in the case of the Chairperson of the Compensation Committee, who shall receive an annual cash fee of $10,000. Each member of the Compensation Committee also will receive a cash payment of $1,000 for each attended committee meeting.

•	For each member of the Investment Committee, a cash payment of $5,000 for each investment opportunity brought before the Investment Committee for approval.

The above summary of the terms and conditions of the Director Plan is qualified in its entirety by reference to the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan attached hereto as Exhibit 10.3.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into a material compensatory plan, contract or arrangement

See Item 1.01 above related to the Darak Employment Agreement, the Company’s Annual Incentive Compensation Plan and the 2014 IMH Financial Corporation Non-Employee Director Compensation Plan.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description

10.1	Executive Employment Agreement between IMH Financial Corporation and Steven T. Darak with an effective date of July 24, 2014.

10.2	IMH Financial Corporation Annual Incentive Plan.

10.3	2014 IMH Financial Corporation Non-Employee Director Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2014

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer

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